UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Dynacq Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DYNACQ HEALTHCARE, INC.
4301 Vista Road
Pasadena, Texas 77504

Notice of Action by Written Consent

To Our Stockholders:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Dynacq Healthcare, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), that a Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed and will be effective 20 calendar days from the date of mailing this Information Statement to you. The Written Consent approves the election of one director, Dr. Eric K. Chan, to our Board of Directors (the “Board”) to serve until our next annual meeting or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Our stockholders that hold approximately 58.2% of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Company, have approved the election of the member of the Board by executing the Written Consent.

The Board believes it would not be in the best interests of our Company and our stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with this action. Based on the foregoing, the Board has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The Board has fixed the close of business on May 21, 2014 as the record date for the determination of stockholders who are entitled to receive the accompanying information statement (the “Information Statement”), which is expected to be first mailed on or about May 27, 2014. Stockholders are not entitled to dissenter's rights of appraisal with respect to the election of the member of the Board.

The Information Statement, which describes the stockholder action in more detail and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. Pursuant to Rule 14c-2 under the Exchange Act, the stockholder action will not be effective until 20 days after the date this notice and the accompanying Information Statement is mailed to our stockholders. We will mail this notice and Information Statement on or about May 27, 2014 to our stockholders of record as of May 21, 2014. A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2013 for the fiscal year ended August 31, 2013 (our “Annual Report”), accompanies this notice.

Your consent regarding the proposals is not required and is not being solicited in connection with these corporate actions. All necessary corporate approvals have been obtained, and this notice and Information Statement is furnished solely for the purposes of advising stockholders of the action taken by the Written Consent, as required by our Bylaws, and giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Sincerely,

Dr. Eric K. Chan
Chief Executive Officer, President and Director
May 22, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
INFORMATION STATEMENT MATERIALS:

This Information Statement and our Annual Report are available on the Internet at www.dynacq.com.

DYNACQ HEALTHCARE, INC.
4301 Vista Road
Pasadena, Texas 77504

information STATEMENT
pursuant to section 14 of the securities EXCHANGE act of 1934, as amended, and regulation 14c and schedule 14c thereunder

Dynacq Healthcare, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our stockholders that hold approximately 58.2% of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), have executed an Written Consent in Lieu of an Annual Meeting of Stockholders (“Written Consent”), approving the election of one director, Dr. Eric K. Chan, to our Board of Directors (the “Board”) to serve until our next annual meeting or until his successor is duly elected and qualified or until his earlier death, resignation or removal. No vote or other action is requested or required on your part.

We will mail this notice and Information Statement on or about May 27, 2014 to our stockholders of record as of May 21, 2014 (the “Record Date”). As of the Record Date, there were 14,418,626 shares of Common Stock outstanding, with one vote per share. Pursuant to Rule 14c-2 under the Exchange Act, the stockholder action will not be effective until 20 days after the date this Information Statement is mailed to our stockholders.

We are not asking you for a proxy and you are requested not to send us a proxy. This Information Statement is being sent to you for information purposes only. No vote or other action of our stockholders is required in connection with this Information Statement.

We will pay the cost of preparing and sending out this Information Statement. We will only deliver one copy of this Information Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2013 for the fiscal year ended August 31, 2013 (our “Annual Report”) to multiple security holders sharing an address unless we have received contrary instructions from one or more of such security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and our Annual Report and any future Annual Reports, Information Statements and proxy materials to any security holder at a shared address to which a single copy of this Information Statement and our Annual Report was delivered, or deliver a single copy of this Information Statement, our Annual Report, and any future Annual Reports, Information Statements and proxy materials to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the corporate secretary at our executive offices at the address specified above and at the following telephone number: (713) 378-2000.

QUESTIONS AND ANSWERS REGARDING THE STOCKHOLDER ACTION

The following are some of the questions, and answers to those questions, that you, as a stockholder of the Company, may have regarding the stockholder action. The information in this section does not provide all of the information that may be important to you with respect to the stockholder action. Therefore, you should carefully read this Information Statement in its entirety.

Why did you send me this Information Statement and the accompanying notice?

We sent you this Information Statement and the accompanying notice because Section 2.11 of our Bylaws requires that we send notice to you of the taking of any corporate action without a meeting by less than unanimous consent and because Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder require that we give you advance notice of the actions taken. This Information Statement, the accompanying Annual Report and the accompanying notice are being sent to stockholders of record at the close of business on the Record Date.

What action was taken by the Written Consent of Stockholders in lieu of a Special Meeting?

Pursuant to the Written Consent, our stockholders that hold approximately 58.2% of the issued and outstanding shares of our Common Stock approved the election of one director, Dr. Eric K. Chan, to our Board to serve until our next annual meeting or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Additional information regarding these proposals is set forth below in the section entitled “Election of Director.”

How many shares of Common Stock are required to be voted in favor of the stockholder action?

For the election of directors, a plurality of the votes cast at a meeting at which a quorum is present is required. Under Nevada law, however, we are permitted to obtain approval of such election by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted. As of the Record Date, 14,418,626 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. As of the Record Date, there are no outstanding shares of any other class of the Company’s stock which would be entitled to vote on the election of directors. Because stockholders entitled to cast a number of votes equal to 58.2% of our total voting stock approved the election of Dr. Chan, no action by the other stockholders is required for the election of Dr. Chan to the Board.

Why am I getting this Information Statement?

The Company is obligated by its Bylaws and the federal securities laws to provide this Information Statement to you in connection with the taking of corporate actions without a meeting. This Information Statement is being sent to each of our holders of Common Stock as of the close of business on the Record Date.

When will the stockholder action be effected?

In accordance with Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder, the stockholder action to remove directors cannot be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders. We anticipate the stockholder action to take effect on June 17, 2014.

Am I entitled to dissenter’s rights in connection with the stockholder action?

No. Nevada law does not provide for dissenter’s rights with respect to the stockholder action.

ELECTION OF DIRECTOR

Pursuant to the Written Consent, our stockholders approved the election of Dr. Eric K. Chan to our Board to serve until our next annual meeting or until his successor is duly elected and qualified or until his earlier death, resignation or removal. The stockholder action will take effect 20 days following the mailing of the Information Statement, which will be on June 17, 2014.

Once the stockholder action becomes effective, Dr. Chan, who currently serves as our Chief Executive Officer and President and sole director, will continue to serve in those same capacities.

Ms. Ella Chan, wife of our former chairman and chief executive officer, Mr. Chiu Chan, individually and in her capacity as the sole trustee of Chiu M. Chan Family Trust (the “Trust”), beneficially owns and has the right to vote an aggregate of 58.2% of our issued and outstanding Common Stock as of the Record Date. Ms. Chan executed the Written Consent both in her individual capacity and in her capacity as the sole trustee of the Trust.

The following table details the ownership of our Common Stock as of the Record Date by those persons executing the Written Consent:

Consenting Stockholder	Number of Shares	Percent
Chiu M. Chan Family Trust(1)	4,199,160	29.1%
Ella Chan(2)	4,199,160	29.1%
Total:	8,398,320	58.2%

____________________________

(1) Ella Chan is the sole trustee of the Trust. (2) Ella Chan is the widow of Chiu M. Chan and the mother of Dr. Eric K. Chan.

DIRECTOR AND EXECUTIVE OFFICERS

Information regarding our sole director, Dr. Eric K. Chan, who will be re-elected pursuant to the Written Consent, and our executive officers and their ages as of March 31, 2014, are shown below.

Name	Age	Position
Dr. Eric K. Chan	35	Director, Chief Executive Officer and President
Hemant Khemka	48	Chief Financial Officer

                 Dr. Eric K. Chan has served as a Board member, Chief Executive Officer and President since January 2012. Dr. Chan is board certified in anesthesiology. He has been the sole owner of Redwood Health Corporation since March 2005, which furnishes physicians to provide in-house emergency medical coverage and recruits anesthesiologists and certified registered nurse anesthetists at hospitals, including the Company’s Pasadena facility. Dr. Chan has also been the sole owner of Anesthesia Associates of Houston Metroplex since August 2007, which provides anesthesiology services to hospitals, including the Company’s Pasadena facility. He was an Assistant Professor at Memorial Hermann Hospital, University of Texas at Houston from August 2007 to September 2008. Dr. Chan earned his M.B.A. in Health Organization Management and M.D. from Texas Tech University. Dr. Chan brings an intimate knowledge of our business and our industry to our Board.

Hemant Khemka has served as Chief Financial Officer since April 2013, interim principal financial officer since August 2012, as Corporate Controller since July 2004 and was our assistant controller since April 2003. Mr. Khemka earned advanced accounting degrees from the University of Calcutta, a Masters degree in Business Administration and is a Certified Public Accountant in the state of Texas. Prior to his employment with the Company, Mr. Khemka had previous corporate and outside accounting experience with Ernst & Young LLP and El Paso Corporation.

SECURITY OWNERSHIP of certain beneficial owners
and management

The following table sets forth, as of March 31, 2014, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (b) each of our named executive officers named in the Summary Compensation Table, and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, some shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock shown as beneficially owned by them.

Beneficial Owner(1)	Number Of Shares		Percent Of Class(2)

Ella Chan(3)	4,199,160		29.1%
Chiu M. Chan Family Trust(3)	4,199,160		29.1%
Dr. Eric K. Chan	324,811	(4)	2.2%
Hemant Khemka	99,250	(5)	*
Chiu M. Chan	0	(6)	*
Philip S. Chan	320,744	(7)	2.2%
All directors and executive officers as a group (2 persons)	424,061	(8)	2.9%

__________________________

*	Less than one percent.
(1)	Except as otherwise disclosed in the footnotes below, the address for each named person is 4301 Vista Road, Pasadena, Texas 77504.
(2)	Based on 14,418,626 shares outstanding as of March 31, 2014.
(3)	Since Ella Chan has voting power with respect to 58.2% of the Company’s outstanding Common Stock, either as an individual or as the sole trustee of the Trust, she controls the outcome of any matter requiring the vote of a majority of the outstanding shares to approve.
(4)	Includes 125,000 shares underlying options, which are exercisable in accordance with Rule 13d-3 under the Exchange Act.
(5)	Includes 99,250 shares underlying options, which are exercisable in accordance with Rule 13d-3 under the Exchange Act.
(6)	Chiu M. Chan is our former Chairman of the Board, President and Chief Executive Officer who passed away in May 2012.
(7)	Philip S. Chan resigned from the Company in November 2012. His address is 20006 Meadow Arbor Ct, Katy, Texas 77450. Because Mr. Chan has not been employed by or affiliated with the Company since November 2012, the number of shares beneficially owned by him stated here is based solely on shares held of record by Mr. Chan as reflected in records from the Company’s stock transfer agent. Mr. Chan’s actual beneficial ownership of shares may have changed without the Company’s knowledge.
(8)	Includes 224,250 shares underlying options, which are exercisable in accordance with Rule 13d-3 under the Exchange Act.

certain relationships and related transactions

Four immediate family members (two uncles and two aunts) of the Company’s chief executive officer, Dr. Eric K. Chan, received an aggregate of $155,968 in compensation as employees of the Company or its subsidiaries during the six months ended February 28, 2014.  Five immediate family members (three uncles and two aunts) of the Company’s chief executive officer, Dr. Eric K. Chan, received an aggregate of $321,939 in compensation as employees of the Company or its subsidiaries in fiscal year 2013.  Six immediate family members (four uncles and two aunts) of the Company’s chief executive officer, Dr. Eric K. Chan, received an aggregate of $363,369 in compensation as employees of the Company or its subsidiaries in fiscal year 2012.

Two immediate family members (a sister and a sister-in-law) of the Company’s former chief financial officer, Mr. Philip Chan, received an aggregate of $83,285 and $133,288 in compensation as employees of the Company or its subsidiaries in fiscal years 2013 and 2012, respectively.

The Company has retained Redwood Health Corporation (“Redwood”), to furnish physicians to provide in-house emergency medical coverage for its Pasadena facility during the weekend hours and weekday nights at an hourly rate of $75.  The Company’s chief executive officer is a physician and an affiliate of Redwood.  The Company paid $397,050 and $421,725 for emergency room physician services to Redwood in fiscal years 2013 and 2012, respectively. The Company paid $201,750 for emergency room physician services to Redwood for the six months ended February 28, 2014. Management, as well as the Audit Committee that approved the agreement, believes that the hourly rate being paid is consistent with comparable in-house emergency medical coverage rates available in the area.

Dr. Ping Chu, a director of the Company until October 30, 2012, paid the Company $3,831 and $14,938 during fiscal years ended August 31, 2013 and 2012, respectively, for rent and management fees.  As of August 31, 2013 and 2012, the Company had accounts receivable from Dr. Chu of $-0- and $46,848, respectively. Included in the accounts receivable balance were amounts applicable to Dr. Chu's staffs' payroll for which he reimbursed the Company in the ordinary course of business.

During the fiscal year 2009, the Company retained Anesthesia Associates of Houston Metroplex to provide exclusive, continuous and uninterrupted anesthesiology services, including physicians and CRNAs, to the Pasadena facility for a monthly compensation of $5,000. The Company’s chief executive officer is a physician and an affiliate of Anesthesia Associates of Houston Metroplex. The Company paid $60,000 for anesthesiology services to said organization in each of the fiscal years 2013 and 2012. The Company paid $30,000 for such anesthesiology services to Anesthesia Associates of Houston Metroplex during the six months ended February 28, 2014. Management, as well as the Board that approved the agreement, believes that the rate being paid is consistent with comparable in-house anesthesiology services rates available in the area. During the fiscal year 2009, the Company also retained Redwood to locate and recruit additional skilled anesthesiologists and CRNAs for its Pasadena facility for a monthly compensation of $20,000. The Company paid $240,000 for said recruitment services to Redwood in each of the fiscal years 2013 and 2012. The Company paid $120,000 for such recruitment services to Redwood during the six months ended February 28, 2014. Management, as well as the Board that approved the agreement, believes that the rate being paid is consistent with comparable rates for recruitment available in the area. The Company entered into these two agreements in order to replace the previous anesthesiology group, whose contract terminated at the end of fiscal year 2009. The compensation which was being paid to the previous group was substantially the same as that being paid under the new contracts.

The Company had purchased artifacts as inventory for re-sale in China during fiscal years 2010 and 2011.  The purchase amount was paid by Mr. Chiu Chan, the Company’s former chief executive officer.  The amount payable to his estate of $231,333 and $270,468, as of August 31, 2013 and 2012, respectively, is included in Accrued Liabilities in the Consolidated Balance Sheet.  The Audit Committee had since approved the purchases by Mr. Chan on behalf of the Company, and believed that these purchases have been made at the prevailing market rates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended August 31, 2013, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended August 31, 2013.

corporate governance

Director Independence

The sole member of our Board is Dr. Eric K. Chan, who also serves as our Chief Executive Officer and President. Dr. Chan is not independent based on the independence standards of NASDAQ. Our Board currently has five vacancies. We intend to seek qualified candidates to fill these vacancies, including some candidates that are deemed independent based on the independence standards of NASDAQ. There can be no assurance, however, that we will be able to fill any of these vacancies with new directors, independent or otherwise. In the interim, the sole remaining member of our Board will continue to fulfill the Board’s responsibilities.

Controlled Company

Ms. Ella Chan, wife of our former chairman and chief executive officer, Mr. Chiu Chan, individually and as the sole trustee of the Trust beneficially owns an aggregate of approximately 58.2% of our issued and outstanding Common Stock as of March 31, 2014. As a majority stockholder, she is able to control all matters requiring stockholder approval, including the election and removal of any directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Ms. Chan is in a position to, indirectly through the election and removal of directors, control the management of our business and the appointment of executive officers as well as all management personnel. As discussed in the Information Statement filed on October 9, 2012 with the SEC, a group of stockholders, including Ms. Chan and the Trust, that controlled approximately 68.5% of our outstanding Common Stock removed three members of our Board in October 2012, leaving a total of five vacancies on our Board, which includes the vacancy caused by Mr. Chiu M. Chan’s passing.

The Board has thus determined that the Company is a “controlled company” within the meaning of Listing Rule 5615(c)(1) for the NASDAQ Stock Market. As a “controlled company,” the Company is exempt from certain listing standards of NASDAQ and is thus not required to have (i) a board of directors comprised of a majority of independent directors; (ii) compensation of the executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. The Company’s stock was delisted from NASDAQ in October 2012.

Board Meetings During Fiscal Year ended August 31, 2013

From September 1, 2012 through October 30, 2012, which is the effective date of the removal of all the directors of our Board, except Dr. Eric K. Chan, our Board held three regular meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served. After October 30, 2012, the Board did not meet. This is due to the Company having only one director and therefore being able to take all board action by written consent. The Board took action by written consent a total of nine times during the fiscal year ended August 31, 2013. Each member of our Board is expected to attend any annual meeting of our stockholders.

Board Committees

The Company does not have a standing audit committee, nominating committee or compensation committee due to the fact that it has only one director.

Nominations to the Board

The Company believes that it is appropriate for the Company not to have a standing nominating committee or committee performing similar functions because the Board only has one member.

Director nominees may be identified by the Board through current board members, officers, shareholders or other persons. Any shareholder desiring to submit a nomination to the Board should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth previously. The Board has not established formal minimum qualifications for a director nominee and evaluates any nominee on a case-by-case basis. We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The Board evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be similarly evaluated by the Board using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Board will determine whether such candidates meet the Company’s qualifications for director nominees and select and recommend nominees accordingly. The Board does consider diversity of viewpoints, backgrounds, experiences and other demographics in identifying nominees for director. The Board does not, however, have a policy with regard to the consideration of diversity in identifying director nominees.

Audit Committee Function

The Company does not have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s Board is deemed to be its audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Board has determined that its sole member, Dr. Eric Chan, is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the Board believes that its member has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have. The Board has not, however, determined that Dr. Chan should be deemed a financial expert. We anticipate seeking qualified candidates to fill the vacancies in the Board, including a financial expert. There can be no assurance, however, that we will be able to fill any of the Board vacancies with new directors, including a financial expert.

Audit Committee Report

The Company does not have an audit committee. The Board, which currently consists of Dr. Chan, acts as an audit committee.

With respect to the financial statements for the year ended August 31, 2013, the Board reviewed and discussed the financial statements of Dynacq Healthcare, Inc. with management. The Board discussed with its independent auditor the matters required to be discussed by the statement on Auditing Standard No. 16, Communication with Audit Committees, as established by the Public Company Accounting Oversight Board. The Board received the written disclosures and the letter from its independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with its independent accountants the independent accountant’s independence.

Based on the reviews and discussions described above, the Board recommended to the Company that the financial statements of the Company be included in the Annual Report on Form 10-K for the year ended August 31, 2013 for filing with the SEC.

Submitted by the Board:

Dr. Eric K. Chan, sole Director

Compensation Committee

The Company does not have a compensation committee. Dr. Chan, as the sole member of the Board and the Chief Executive Officer and President of the Company, periodically reviews issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, equity awards and reimbursement of certain business related costs and expenses. The Board did not engage any compensation consultants for 2012 or 2013 in determining the amount or form of executive and director compensation.

Procedures for Contacting Directors

Shareholders who wish to communicate with the Board, or with any individual director, may send such communication in writing addressed to the Board, or to an individual director, at 4301 Vista Road, Pasadena, Texas 77504. All communications received from shareholders are sent directly to Board members.

Board Leadership Structure

Our Board has only one director, Dr. Chan, who serves as the chairman of the board and our Chief Executive Officer. The Company has determined its leadership structure is appropriate given the size of the Company.

The Company’s management is responsible for day-to-day management of the risks we face, while the Board has responsibility for risk management.

EXECUTIVE COMPENSATION

Named Executive Officers

The Company’s executive officers are Dr. Eric K. Chan, Chief Executive Officer, President and sole Board member, and Hemant Khemka, Chief Financial Officer. These two individuals and the two former executive officers named in the table below are sometimes referred to collectively as the “Named Executive Officers.”

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers, for the past two fiscal years:

				Option	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards(1)	Compensation(2)	Total
Position	Year	($)	($)	($)	($)	($)

Dr. Eric K. Chan, (3)	2013	350,000	—	—	6,848	356,848
Chief Executive Officer and President	2012	224,861	—	132,970	3,829	361,660

Hemant Khemka,	2013	173,461	—	—	4,827	178,288
Chief Financial Officer	2012	161,510	—	—	4,590	166,100

Chiu M. Chan, (4)	2012	367,493	—	—	8,463	375,956
Former Chief Executive Officer

Philip S. Chan, (5)	2013	163,957	—	—	2,242	166,199
Former Chief Financial Officer	2012	189,996	—	—	7,388	197,384

___________________________

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal years ended August 31, 2013 and 2012, in accordance with ASC Topic 718. Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 7, Stockholders’ Equity and Stock Option Plan, to our audited financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2013.
(2)	Represents amounts paid by the Company for life insurance premium, employer’s contribution to the Company’s 401(k) plan and club membership fees.
(3)	Dr. Eric K. Chan joined the Company in January 2012 as its Chief Executive Officer.
(4)	Chiu M. Chan passed away in May 2012.
(5)	Philip S. Chan resigned in November 2012.

The Company provides competitive base salaries and bonuses to its executives.  The Company does not target any specific proportion of total compensation in setting base salary and bonus compensation.

Grants of Plan Based Awards

There were no equity or non-equity incentive plan awards to the Named Executive Officers in fiscal year 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of August 31, 2013.

	Option Awards
					Equity
					Incentive Plan
					Awards:
					Number of
					Securities
	Number of Securities				Underlying
	Underlying Unexercised				Unexercised	Option	Option
	Options				Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable		Options	Price	Date
Dr. Eric K. Chan	62,500	(1)	187,500	(1)	—	$1.10	01/12/22
Hemant Khemka	50,000	(2)	—		—	$4.90	12/16/14
	49,250	(2)	49,250	(2)	—	$1.86	07/07/21

___________________________

(1)	250,000 stock options were granted to Dr. Eric K. Chan under the Company’s Year 2011 Stock Incentive Plan, of which 62,500 stock options are exercisable as of August 31, 2013. Of the remaining 187,500 stock options granted to Dr. Chan that are unexercisable as of August 31, 2013, 62,500 stock options vested subsequently on January 12, 2014, and 62,500 stock options will vest on each of January 12, 2015 and 2016.
(2)	50,000 stock options were granted to Mr. Hemant Khemka under the Company’s Year 2000 Incentive Plan, which are exercisable as of August 31, 2013. In addition, 98,500 stock options were granted to Mr. Khemka under the Company’s Year 2011 Stock Incentive Plan, of which 49,250 stock options are exercisable as of August 31, 2013. Of the remaining 49,250 stock options granted to Mr. Khemka that are unexercisable as of August 31, 2013, 24,625 stock options will vest on each of July 7, 2014 and 2015.

Option Exercises

No stock options were exercised by any of the Named Executive Officers in the fiscal year ended August 31, 2013.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers that are currently employees of the Company do not have employment agreements with the Company and both are employed on an “at will” basis. The Company does not have arrangements with any of its Named Executive Officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Grants of stock options to all employees eligible to receive such grants under the Company’s Year 2000 Incentive Plan vest immediately in the event of a change in control; therefore, no separate disclosure is presented herein with respect to the acceleration of stock options held by the Named Executive Officers upon a change of control under the terms of this stock option plan.  Stock options granted under the Company’s Year 2011 Stock Incentive Plan do not provide for immediate vesting in the event of a change in control.

Pension Benefits

There were no pension benefit plans in effect in fiscal year 2013.

Compensation of Directors

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended August 31, 2013. The non-employee directors were paid a monthly fee for their position as directors.  Mr. James G. Gerace was paid a higher monthly fee than the other directors due to his position as the chairman of the audit committee.  As discussed in the Information Statement filed with the SEC on October 9, 2012, pursuant to an Action by Written Consent of Stockholders in lieu of a Special Meeting, stockholders of the Company holding more than two-thirds of the issued and outstanding shares of our common stock as of September 24, 2012 approved the removal of Ping S. Chu, James G. Gerace and Stephen L. Huber from their positions as members of our Board. The stockholder action took effect on October 30, 2012.

Our Chief Executive Officer and President is also our sole board member. Since he is an employee of the Company, he does not receive additional compensation specifically related to his service on our Board.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Ping S. Chu	$6,000	—	$6,000
James G. Gerace	$9,000	—	$9,000
Stephen L. Huber	$6,000	—	$6,000

interests of certain persons in or opposition to
matters to be acted upon

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the stockholder action presented in this Information Statement, other than such persons role as an officer or director of us or the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

additional information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

-11-